Exhibit 99.1

Parkway Reports Third Quarter 2015 Results and Provides 2016 Outlook

ORLANDO, Fla., Nov. 2, 2015 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2015.

Logo - http://photos.prnewswire.com/prnh/20030513/PARKLOGO

Highlights for Third Quarter 2015 and Subsequent Events

  Reported third quarter FFO of $0.33 per diluted share
  Third quarter occupancy of 90.0%, with the portfolio 91.7% leased
  Reported year-over-year GAAP recurring same-store NOI growth of 3.6% at share
  Sold or under contract to sell nine assets for gross sales proceeds of approximately $315 million, or $246 million at share
  Completed two acquisitions that provide additional scale in the Westshore, Tampa and Buckhead, Atlanta submarkets
  Delivered Hayden Ferry III development in Tempe at 90.6% leased
  Provided initial 2016 FFO outlook range of $1.32 to $1.42 per diluted share

"With over 730,000 square feet of total leasing activity and significant incremental asset sales, Parkway's strong third-quarter performance is the result of our proactive efforts to leverage favorable market conditions to drive operational gains and better position the portfolio for long-term value creation," stated James R. Heistand, President and Chief Executive Officer of Parkway.

"We have capitalized on increased investment demand for office assets across our markets and effectively executed our capital recycling strategy, disposing of approximately $450 million in gross value of assets year-to-date. While being a net seller has enabled us to improve our leverage and mitigate our portfolio exposure to Houston, we have remained opportunistic and executed two off-market acquisitions that fit perfectly within our submarket investment strategy. The impact of our upgraded portfolio also continues to yield robust operating results, highlighted by a 3.6% gain in year-over-year recurring GAAP same-store NOI at share and third-quarter customer retention of 86.6%."

For the third quarter 2015, funds from operations ("FFO") were $39.0 million, or $0.33 per diluted share, for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio"). Funds available for distribution ("FAD") were $13.9 million, or $0.12 per diluted share, for the Parkway Portfolio.

A reconciliation of FFO and FAD to net income (loss) is included below. Net income to common stockholders and FFO and FAD for the Parkway Portfolio for the three and nine months ended September 30, 2015 as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except per share data)

	Three Months Ended September 30				Nine Months Ended September 30
	2015		2014		2015		2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Income (Loss) – Common Stockholders – Basic	$37,251	$0.33	$(485)	$-	$58,658	$0.53	$515	$0.01
Wtd. Avg. Basic Shares	111,583		100,016		111,449		98,825

Funds From Operations	$38,957	$0.33	$39,231	$0.37	$116,552	$1.00	$108,437	$1.04
Funds Available for Distribution	$13,871	$0.12	$12,015	$0.11	$55,817	$0.48	$57,267	$0.55
Wtd. Avg. Diluted Shares/Units	116,723		105,525		116,667		104,217

Operational Results

Occupancy at the end of the third quarter 2015 was 90.0%, compared to 90.4% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the third quarter 2015 was 91.7%, compared to 91.6% at the end of the prior quarter.

Parkway's share of recurring same-store net operating income ("NOI") for the Parkway Portfolio was $49.6 million on a GAAP basis during the third quarter 2015, which was an increase of $1.7 million, or 3.6%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio was $39.7 million, which was an increase of $720,000, or 1.8%, compared to the same period of the prior year. A reconciliation of recurring same-store NOI to net income (loss) is included below.

The Company's portfolio GAAP NOI margin was 60.7% at Parkway's share during the third quarter 2015, compared to 60.1% during the same period of the prior year.

Leasing Activity

During the third quarter 2015, Parkway signed a total of 734,000 square feet of leases at an average rent per square foot of $32.12 and at an average cost of $6.19 per square foot per year.

New & Expansion Leasing – During the third quarter 2015, Parkway signed 146,000 square feet of new leases at an average rent per square foot of $33.95 and at an average cost of $7.93 per square foot per year.

Expansion leases during the quarter totaled 16,000 square feet at an average rent per square foot of $35.36 and at an average cost of $7.94 per square foot per year.

Renewal Leasing – Customer retention during the third quarter 2015 was 86.6%. The Company signed 572,000 square feet of renewal leases at an average rent per square foot of $31.56, representing a 5.0% rate increase from the expiring rate. The average cost of renewal leases was $5.76 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters are as follows:

	For the Three Months Ended
	09/30/15	06/30/15	03/31/15	12/31/14	09/30/14
Ending Occupancy	90.0%	90.4%	89.3%	88.6%	89.1%
Customer Retention	86.6%	62.0%	81.1%	82.6%	85.0%
Square Footage of Total Leases Signed (in thousands)	734	687	642	936	978
Average Revenue Per Square Foot of Total Leases Signed	$32.12	$28.92	$30.39	$32.20	$32.27
Average Cost Per Square Foot Per Year of Total Leases Signed	$6.19	$5.64	$5.76	$5.11	$6.98

Acquisition and Disposition Activity

On July 7, 2015, Parkway completed the sale of Westshore Corporate Center, Cypress Center I – III and Cypress Center IV, an approximately 6.0 acre contiguous land parcel, all located in Tampa, Florida, for an aggregate gross sale price of $66.0 million. The two office assets are comprised of four office buildings totaling 460,000 square feet. During the third quarter of 2015, Parkway recognized a gain on the sale of Westshore Corporate Center, Cypress Center I – III and Cypress Center IV of approximately $19.2 million.

On July 16, 2015, Parkway completed the sale of 245 Riverside, a 137,000 square foot office building located in Jacksonville, Florida, for a gross sale price of $25.1 million. Parkway had a 30% ownership interest in the property, which was owned by Parkway Properties Office Fund II L.P. ("Fund II"). During the third quarter of 2015, Fund II recognized a gain on the sale of 245 Riverside of approximately $7.2 million, of which $2.2 million was Parkway's share.

On July 31, 2015, Parkway completed the sale of 550 Greens Parkway, a 72,000 square foot office building located in Houston, Texas, for a gross sale price of $2.3 million. During the third quarter of 2015, Parkway recognized a gain on the sale of 550 Greens Parkway of approximately $38,000.

On August 26, 2015, a joint venture in which Parkway owns a 40% interest reached an agreement to sell 7000 Central Park, a 415,000 square foot office building located in Atlanta, Georgia, for a gross sale price of $85.3 million. Parkway expects closing of the sale of 7000 Central Park to occur in the fourth quarter of 2015, subject to customary closing conditions.

On September 1, 2015, Parkway completed the sale of Comerica Bank Building, a 194,000 square foot office building located in Houston, Texas, for a gross sale price of $31.4 million. During the third quarter of 2015, Parkway recognized a gain on the sale of Comerica Bank Building of approximately $13.0 million.

On September 3, 2015, Parkway completed the sale of Squaw Peak I & II, a 290,000 square foot office complex comprised of two buildings located in Phoenix, Arizona, for a gross sale price of $51.3 million. During the third quarter of 2015, Parkway recognized a gain on the sale of Squaw Peak I & II of approximately $13.3 million.

On September 11, 2015, Parkway completed the sale of One Commerce Green, a 341,000 square foot office building located in Houston, Texas, for a gross sale price of $47.5 million. During the third quarter of 2015, Parkway recognized a loss on the sale of One Commerce Green of approximately $5.2 million.

On September 25, 2015, Parkway acquired Harborview Plaza, a 205,000 square foot office building located in the Westshore submarket of Tampa, Florida, for a gross purchase price of $49.0 million, or approximately $239 per square foot. The seven-story property was constructed in 2002 and offers water views of Tampa Bay. The asset was 96.0% occupied as of October 1, 2015 and is expected to generate an estimated forward twelve-month cash net operating income yield of approximately 7.3%.

On September 30, 2015, Parkway completed the sale of City Centre, a 266,000 square foot office building located in Jackson, Mississippi, for a gross sale price of $6.2 million. During the third quarter of 2015, Parkway recognized a loss on the sale of City Centre of approximately $66,000.

Subsequent Event

On October 1, 2015, Parkway acquired Two Buckhead Plaza, a 210,000 square foot office building located in the Buckhead submarket of Atlanta, Georgia, for a gross purchase price of $80 million. The seven-story office building, which includes approximately 50,000 square feet of ground floor retail, was 96.5% occupied as of October 1, 2015 and is expected to generate an estimated forward twelve-month cash net operating income yield of approximately 6.0%. Parkway assumed the first mortgage secured by the property, which has a current outstanding balance of approximately $52.0 million with a current interest rate of 6.43% and a maturity date of October 1, 2017.

Capital Structure

On July 16, 2015, Fund II paid in full the remaining outstanding loan secured by 245 Riverside totaling $9.1 million and incurred a prepayment fee and swap early termination fee of $702,000, of which $210,000 was Parkway's share.

At September 30, 2015, the Company had no outstanding debt under its unsecured revolving credit facility, $550.0 million outstanding under its unsecured term loans and held $80.2 million in cash and cash equivalents, of which $60.3 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.0 billion at September 30, 2015.

At September 30, 2015, the Company's net debt to adjusted EBITDA multiple was 6.6x, using the quarter's annualized adjusted EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 6.7x at June 30, 2015, and 5.9x at September 30, 2014.

Common Dividend

The Company's previously announced third quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on September 30, 2015 to stockholders of record as of September 16, 2015.

2015 Outlook

After considering the Company's year-to-date performance and expected results for the remainder of the year, Parkway is reiterating its previously announced 2015 FFO outlook range of $1.29 to $1.33 per diluted share for the Parkway Portfolio and reiterating its earnings per diluted share ("EPS") outlook range of $0.54 to $0.58 for the Parkway Portfolio. Additionally, Parkway has raised its 2015 recurring same-store GAAP NOI assumption to a range of 4.0% to 5.0%. The Company has made no other adjustments to its previously disclosed 2015 core operating assumptions.

The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2015	Range
Fully diluted EPS	$0.54 - $0.58
Parkway's share of depreciation and amortization	$1.49 - $1.49
Impairment loss on depreciable real estate	$0.05 - $0.05
Gain on sale of real estate	($0.79 - $0.79)
Reported FFO per diluted share	$1.29 - $1.33

2016 Outlook

The Company is providing a 2016 FFO outlook range of $1.32 to $1.42 per diluted share for the Parkway Portfolio and 2016 EPS outlook range of $(0.02) to $0.08 for the Parkway Portfolio.

The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2016	Range
Fully diluted EPS	$(0.02) - $0.08
Parkway's share of depreciation and amortization	$1.34 - $1.34
Reported FFO per diluted share	$1.32 - $1.42

The 2016 outlook is based on the core operating, financial and investment assumptions described below. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. All dollar amounts presented for the 2016 outlook are at Parkway's share and dollars and shares are in thousands.

2016 Core Operating Assumptions	2016 Outlook
Recurring cash NOI	$216,000 - $ 221,000
Straight-line rent and amortization of above market rent	$ 34,000 - $ 35,000
Management fee after-tax net income	$ 3,000 - $ 4,000
General and administrative expense	$ 35,000- $ 38,000
Share based compensation expense included in G&A above	$ 5,000 - $ 6,000
Mortgage and credit facilities interest expense	$ 59,000 - $ 61,000
Non-cash loan cost amortization included in interest expense above	$ 2,000 - $ 2,500
Amortization of mortgage interest premium included in interest expense above	$ 11,000 -$ 12,000
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 45,000 - $ 50,000
Recurring same-store GAAP NOI	(2.0)% - 0.0%
Recurring same-store Cash NOI	9.0% -11.0%
Portfolio ending occupancy	89.5% - 90.5%
Weighted average annual diluted common shares/units	116,800 - 116,800

Additional detail regarding core investment, capital, and operational assumptions related to the 2016 outlook are as follows:

  Assumes no additional speculative acquisition or disposition activity, other than completion of the previously disclosed sale of 7000 Central Park.
  Assumes no additional equity raises or debt placements other than borrowings on the Company's existing revolving credit facility.
  Assumes no cash NOI contribution from the releasing of the 303,000 square foot vacancy at CityWestPlace I, located in Houston, Texas, which Parkway expects to be vacated during the first quarter of 2016.

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs other than those currently under contract, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy not to issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its third quarter earnings conference call on Tuesday, November 3, 2015 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through November 17, 2015, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13621416.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 38 office properties located in six states with an aggregate of approximately 14.9 million square feet of leasable space at October 1, 2015. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 4.2 million square feet for third-party owners at October 1, 2015.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted EPS, share of depreciation and amortization, net gains on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates and changes in the prices of commodities, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; illiquidity of real estate; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses; compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined by NAREIT as net income,(computed in accordance with GAAP), reduced by preferred dividends, excluding gains or losses from sale of previously depreciable real estate assets, impairment charges related to depreciable real estate and extraordinary items under GAAP, plus depreciation and amortization related to depreciable real estate, and after adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which excludes Parkway's share of non-cash adjustment for interest rate swaps, realignment expenses, adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, , acquisition costs or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance. Recurring FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excludingstraight line rent adjustments,, amortization of above and below market leases, share-based compensation expense, acquisition costs, amortization of loan costs, other non-cash charges,gain or loss on extinguishment of debt, amortization of mortgage interest premium and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis. FAD measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) – Parkway defines Adjusted EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation and amortization expense, acquisition costs, gains and losses on early extinguishment of debt, impairment of real estate, share-based compensation expense, and gains and losses on sales of real estate. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of Adjusted EBITDA on the same basis. Adjusted EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. Adjusted EBITDA measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Net Operating Income (NOI) - Parkway defines net operating income ("NOI") as income from office and parking properties less property operating expenses. NOI measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Same-Store Properties - Parkway defines same-store properties as those properties that were owned for the entire current and prior year reporting periods and excludes properties classified as discontinued operations or which meet held for sale criteria. Same-store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for same-store properties. Recurring SSNOI includes adjustments for non-recurring lease termination fees or other unusual items. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.

Contact:
Parkway Properties, Inc.
David R. O'Reilly
Executive Vice President and Chief Financial Officer
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2015	2014
	(Unaudited)	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 3,260,475	$ 3,333,900
Accumulated depreciation	(292,253)	(309,629)
	2,968,222	3,024,271

Condominium units	-	9,318
Mortgage loan receivable	3,353	3,417
Investment in unconsolidated joint ventures	53,571	55,550
	3,025,146	3,092,556

Receivables and other assets:
Rents and fees receivable, net	2,016	4,032
Straight line rents receivable	77,537	63,236
Other receivables	7,401	20,395
Unamortized lease costs	145,186	129,781
Unamortized loan costs	10,574	10,185
Escrows and other deposits	39,275	28,263
Prepaid assets	39,600	18,426
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	-	1,131
Deferred tax asset - non-current	5,357	5,040
Other assets	892	978
Land available for sale	250	250
Intangible assets, net	155,236	185,488
Assets held for sale	-	24,079
Management contracts, net	567	1,133
Cash and cash equivalents	80,165	116,241
Total assets	$ 3,592,702	$ 3,704,714

Liabilities
Notes payable to banks	$ 550,000	$ 481,500
Mortgage notes payable	1,193,953	1,339,450
Accounts payable and other liabilities:
Corporate payables	6,479	11,854
Deferred tax liability - non-current	611	470
Accrued payroll	4,159	3,210
Fair value of interest rate swaps	12,641	11,077
Interest payable	5,522	6,158
Property payables:
Accrued expenses and accounts payable	48,150	43,359
Accrued property taxes	36,498	25,652
Prepaid rents	13,956	16,311
Deferred revenue	6	105
Security deposits	7,385	7,964
Unamortized below market leases	65,941	76,253
Liabilities related to assets held for sale	-	2,035
Total liabilities	1,945,301	2,025,398

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 111,591,409 and 111,127,386 shares issued and
outstanding in 2015 and 2014, respectively	112	111
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,853,823	1,842,581
Accumulated other comprehensive loss	(9,850)	(6,166)
Accumulated deficit	(447,795)	(443,757)
Total Parkway Properties, Inc. stockholders' equity	1,396,294	1,392,773
Noncontrolling interests	251,107	286,543
Total equity	1,647,401	1,679,316
Total liabilities and equity	$ 3,592,702	$ 3,704,714

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Revenues
Income from office and parking properties	$ 110,574	$ 105,507	$ 341,741	$ 303,012
Management company income	3,060	5,143	8,646	16,572
Sale of condominium units	1,209	5,097	11,045	10,736
Total revenues	114,843	115,747	361,432	330,320

Expenses
Property operating expense	43,597	41,964	132,171	119,604
Management company expenses	2,915	3,351	8,206	15,364
Cost of sales - condominium units	988	4,375	11,079	8,712
Depreciation and amortization	46,618	46,481	142,810	131,742
Impairment loss on real estate	-	-	5,400	-
General and administrative	7,498	8,975	24,129	26,139
Acquisition costs	101	1,129	768	2,263
Total expenses	101,717	106,275	324,563	303,824

Operating income	13,126	9,472	36,869	26,496

Other income and expenses
Interest and other income	218	121	700	890
Equity in earnings (loss) of unconsolidated joint ventures	339	191	923	(783)
Net gains on sale of real estate	47,351	6,664	106,913	12,953
Loss on extinguishment of debt	(702)	-	(5,542)	-
Interest expense	(17,017)	(16,543)	(53,891)	(48,920)

Income (loss) before income taxes	43,315	(95)	85,972	(9,364)

Income tax expense	(491)	(164)	(1,009)	(762)

Income (loss) from continuing operations	42,824	(259)	84,963	(10,126)
Discontinued operations:
Loss from discontinued operations	-	(289)	-	(381)
Net gains on sale of real estate from discontinued operations	-	-	-	10,463
Total discontinued operations	-	(289)	-	10,082

Net income (loss)	42,824	(548)	84,963	(44)
Net (income) loss attributable to noncontrolling interests - unit holders	(1,617)	51	(2,572)	58
Net (income) loss attributable to noncontrolling interests - real estate partnerships	(3,956)	12	(23,733)	501
Net income (loss) for Parkway Properties, Inc. and attributable to common stockholders	$ 37,251	$ (485)	$ 58,658	$ 515

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$ 0.33	$ -	$ 0.53	$ (0.09)
Discontinued operations	-	-	-	0.10
Basic net income attributable to Parkway Properties, Inc.	$ 0.33	$ -	$ 0.53	$ 0.01
Diluted:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$ 0.33	$ -	$ 0.52	$ (0.09)
Discontinued operations	-	-	-	0.09
Diluted net income attributable to Parkway Properties, Inc.	$ 0.33	$ -	$ 0.52	$ -

Weighted average shares outstanding:
Basic	111,583	100,016	111,449	98,825
Diluted	116,723	100,016	116,667	104,217

Amounts attributable to Parkway Properties, Inc. common stockholders:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$ 37,251	$ (307)	$ 58,658	$ (9,161)
Discontinued operations	-	(178)	-	9,676
Net income (loss) attributable to common stockholders	$ 37,251	$ (485)	$ 58,658	$ 515

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE
FOR DISTRIBUTION TO NET INCOME (LOSS) AT PARKWAY'S SHARE
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Net income (loss) for Parkway Properties, Inc.	$ 37,251	$ (485)	$ 58,658	$ 515

Adjustments to net income (loss) for Parkway Properties, Inc.:
Depreciation and amortization	42,398	46,431	131,469	131,396
Noncontrolling interest - unit holders	1,617	(51)	2,572	(58)
Impairment loss on depreciable real estate	-	-	5,400	-
Net gains on sale of real estate	(42,309)	(6,664)	(81,547)	(12,953)
Net gains on sale of real estate - discontinued operations	-	-	-	(10,463)
Funds from operations attributable to the operating partnership	$ 38,957	$ 39,231	$ 116,552	$ 108,437

Adjustments to derive recurring funds from operations:
Non-recurring lease termination fee income	(555)	(591)	(1,584)	(904)
Loss on extinguishment of debt	210	-	3,962	339
Acquisition costs	101	1,129	768	2,263
Non-cash adjustment for interest rate swap	217	(84)	422	37
Realignment expenses	-	1,091	-	5,135
Recurring funds from operations attributable to the operating partnership	$ 38,930	$ 40,776	$ 120,120	$ 115,307

Funds available for distribution
Funds from operations	$ 38,957	$ 39,231	$ 116,552	$ 108,437
Add (deduct):
Straight-line rents	(10,195)	(7,376)	(26,993)	(16,618)
Amortization of below market leases, net	(4,284)	(3,881)	(13,722)	(9,877)
Amortization of share-based compensation	1,653	2,103	5,115	6,838
Acquisition costs	101	1,129	768	2,263
Amortization of loan costs	708	613	2,203	2,031
Non-cash adjustment for interest rate swap	217	(84)	422	37
Loss on extinguishment of debt	210	-	3,962	339
Amortization of mortgage interest premium (1)	(2,992)	(2,559)	(8,941)	(7,252)
Recurring capital expenditures: (2)
Building improvements	(1,491)	(2,357)	(3,559)	(6,597)
Tenant improvements - new leases	(1,655)	(9,287)	(3,148)	(10,675)
Tenant improvements - renewal leases	(1,571)	(1,202)	(5,735)	(3,242)
Leasing costs - new leases	(3,256)	(966)	(6,184)	(2,682)
Leasing costs - renewal leases	(2,531)	(3,349)	(4,923)	(5,735)
Total recurring capital expenditures	(10,504)	(17,161)	(23,549)	(28,931)
Funds available for distribution attributable to the operating partnership	$ 13,871	$ 12,015	$ 55,817	$ 57,267

Diluted per common share/unit information (**)
FFO per share	$ 0.33	$ 0.37	$ 1.00	$ 1.04
Recurring FFO per share	$ 0.33	$ 0.39	$ 1.03	$ 1.11
FAD per share	$ 0.12	$ 0.11	$ 0.48	$ 0.55
Dividends paid	$ 0.1875	$ 0.1875	$ 0.5625	$ 0.5625
Dividend payout ratio for FFO	56.8%	50.4%	56.3%	54.1%
Dividend payout ratio for recurring FFO	56.8%	48.5%	54.6%	50.8%
Dividend payout ratio for FAD	156.3%	164.7%	117.2%	102.3%

Other supplemental information
Recurring capital expenditures	$ 10,504	$ 17,161	$ 23,549	$ 28,931
Upgrades on acquisitions	40,264	13,911	65,997	32,352
Total real estate improvements and leasing costs (2)	$ 50,768	$ 31,072	$ 89,546	$ 61,283

**Information for diluted computations:
Basic common shares/units outstanding	116,416	105,216	116,374	104,025
Dilutive effect of other share equivalents	307	309	293	192
Diluted weighted average shares/units outstanding	116,723	105,525	116,667	104,217

(1) Amortization of mortgage interest premium was immaterial for the three months ended March 31, 2014; however, it is included in the nine months ended September 30, 2014.
(2) Development costs related to Hayden Ferry III are not included in these amounts. See Schedule of Development Activity on page 27.

PARKWAY PROPERTIES, INC.
ADJUSTED EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

Net income (loss) for Parkway Properties, Inc.	$ 37,251	$ 14,132	$ 7,275	$ 42,428	$ (485)

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	14,256	14,700	15,795	15,910	16,407
Amortization of loan costs	708	824	671	681	613
Non-cash adjustment for interest rate swap	217	(43)	248	(56)	(84)
(Gain) loss on extinguishment of debt	210	3,831	(79)	2,066	-
Noncontrolling interest - unit holders	1,617	607	348	2,147	-
Acquisition costs	101	196	471	1,200	1,129
Depreciation and amortization	42,398	43,706	45,365	48,516	46,431
Amortization of share-based compensation	1,653	1,726	1,736	1,400	2,103
Net gains on sale of real estate	(42,309)	(24,922)	(14,316)	(69,197)	(6,664)
Impairment loss on real estate	-	4,400	1,000	11,700	-
Impairment loss on management contracts, net of tax	-	-	-	2,905	-
Income tax expense	491	326	192	1,221	164
Adjusted EBITDA	$ 56,593	$ 59,483	$ 58,706	$ 60,921	$ 59,614

Interest coverage ratio	4.0	4.0	3.7	3.8	3.6

Fixed charge coverage ratio	3.3	3.5	3.1	3.2	3.2

Capitalization information
Mortgage notes payable at Parkway's share	$ 1,007,528	$ 1,007,589	$ 1,109,338	$ 1,124,860	$ 1,157,129
Notes payable to banks	550,000	600,000	593,000	481,500	350,000
Parkway's share of total debt	1,557,528	1,607,589	1,702,338	1,606,360	1,507,129
Less: Parkway's share of cash and cash equivalents (1)	(88,878)	(47,142)	(37,323)	(82,353)	(104,661)
Parkway's share of net debt	1,468,650	1,560,447	1,665,015	1,524,007	1,402,468

Shares of common stock and operating units outstanding	116,424	116,391	116,372	116,327	114,777
Stock price per share at period end	$ 15.56	$ 17.44	$ 17.35	$ 18.39	$ 18.78
Market value of common equity	$ 1,811,557	$ 2,029,859	$ 2,019,054	$ 2,139,254	$ 2,155,512
Total market capitalization (including net debt)	$ 3,280,207	$ 3,590,306	$ 3,684,069	$ 3,663,261	$ 3,557,980
Net debt as a percentage of market capitalization	44.8%	43.5%	45.2%	41.6%	39.4%

Adjusted EBITDA - annualized	$ 226,372	$ 237,932	$ 234,824	$ 243,684	$ 238,456
Adjustment to annualize investment activities (2)	(2,747)	(4,011)	606	8,194	1,015
Adjusted EBITDA - annualized investment activities	$ 223,625	$ 233,921	$ 235,430	$ 251,878	$ 239,471
Net debt to Adjusted EBITDA multiple	6.6	6.7	7.1	6.1	5.9

(1)  Difference between Parkway's share of cash and cash equivalents as per this schedule and Parkway's Balance Sheet at Parkway's Share as of September 30, 2015 on page 6 represents $28.6 million of cash funded into escrow for the pending acquisition of Two Buckhead Plaza which was completed on October 1, 2015.

(2) Adjustment to annualized investment activities represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME
(In thousands, except number of properties data)

Three Months Ended September 30, 2015 and 2014
				Net Operating Income		Average Occupancy
		Number of	Percentage
	Square Feet	Properties	of Portfolio (1)	2015	2014	2015	2014

Same-store properties:
Wholly owned	10,086	23	68.8%	$ 46,104	$ 44,610	90.8%	90.3%
Fund II	1,950	5	14.9%	9,966	10,300	97.7%	97.3%
Total same-store properties	12,036	28	83.7%	$ 56,070	$ 54,910	91.9%	91.5%
Net operating income from
consolidated office and
parking properties (2)	14,056	35	100.0%	$ 66,977	$ 69,049

(1) Percentage of portfolio based on net operating income for the three months ended September 30, 2015.

(2) Same-store net operating income for the three months ended September 30, 2014 includes the effect of amounts from our One Congress Plaza and San Jacinto Center properties in Austin, Texas as these properties are included as same-store properties for comparative purposes. Previously, the activity from these properties was included in equity in earnings.

The following table is a reconciliation of net income (loss) to Same-Store net operating income (SSNOI) and Recurring SSNOI:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income (loss) for Parkway Properties, Inc.	$ 37,251	$ (485)	$ 58,658	$ 515
Add (deduct):
Interest expense	17,017	16,543	53,891	48,920
Loss on extinguishment of debt	702	-	5,542	-
Depreciation and amortization	46,618	46,481	142,810	131,742
Management company expenses	2,915	3,351	8,206	15,364
Income tax expense	491	164	1,009	762
General and administrative	7,498	8,975	24,129	26,139
Acquisition costs	101	1,129	768	2,263
Equity in (earnings) loss of unconsolidated joint ventures	(339)	(191)	(923)	783
Sale of condominium units	(1,209)	(5,097)	(11,045)	(10,736)
Cost of sales - condominium units	988	4,375	11,079	8,712
Net income (loss) attributable to noncontrolling interests	5,573	(63)	26,305	(559)
Loss from discontinued operations	-	289	-	381
Net gains on sale of real estate	(47,351)	(6,664)	(106,913)	(23,416)
Impairment loss on real estate	-	-	5,400	-
Management company income	(3,060)	(5,143)	(8,646)	(16,572)
Interest and other income	(218)	(121)	(700)	(890)
Net operating income from consolidated office and parking properties	66,977	63,543	209,570	183,408
Less: Net operating income from non same-store properties	(10,907)	(14,139)	(43,854)	(42,691)
Add: One Congress Plaza and San Jacinto Center (3)	-	5,506	-	16,303
Same-store net operating income (SSNOI)	56,070	54,910	165,716	157,020
Less: non-recurring lease termination fee income	-	(349)	(822)	(585)
Recurring SSNOI	$ 56,070	$ 54,561	$ 164,894	$ 156,435

Parkway's share of SSNOI	$ 49,581	$ 48,185	$ 146,004	$ 137,414

Parkway's share of recurring SSNOI	$ 49,581	$ 47,836	$ 145,182	$ 136,829

(3) Same-store net operating income and recurring same-store net operating income for the three and nine months ended September 30, 2014 includes the effect of amounts from our One Congress Plaza and San Jacinto Center properties in Austin, Texas as these properties are included as same-store properties for comparative purposes. Previously, the activity from these properties was included in equity in earnings.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2015	2014	Change	Change	2015	2014	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 76,154	$ 72,909	$ 3,245	4.5%	$ 76,154	$ 72,909	$ 3,245	4.5%
Fund II	16,016	15,820	196	1.2%	4,200	4,142	58	1.4%
Unconsolidated joint ventures	-	-	-	-	840	840	-	-
Total same-store GAAP revenue	92,170	88,729	3,441	3.9%	81,194	77,891	3,303	4.2%
Expenses
Wholly-owned properties	30,050	28,299	1,751	6.2%	30,050	28,299	1,751	6.2%
Fund II	6,050	5,520	530	9.6%	1,561	1,407	154	10.9%
Unconsolidated joint ventures	-	-	-	-	2	-	2	*N/M
Total same-store GAAP expenses	36,100	33,819	2,281	6.7%	31,613	29,706	1,907	6.4%
NOI - GAAP	$ 56,070	$ 54,910	$ 1,160	2.1%	$ 49,581	$ 48,185	$ 1,396	2.9%
Net margin - GAAP	60.8%	61.9%	(1.1)%		61.1%	61.9%	(0.8)%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$ 14,883	$ 6,262	$ 8,621		$ 14,883	$ 6,262	$ 8,621
Fund II	-	-	-		-	-	-
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP revenue	14,883	6,262	8,621		14,883	6,262	8,621
Expenses
Wholly-owned properties	6,614	2,454	4,160		6,614	2,454	4,160
Fund II	37	19	18		26	13	13
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP expenses	6,651	2,473	4,178		6,640	2,467	4,173
NOI	$ 8,232	$ 3,789	$ 4,443		$ 8,243	$ 3,795	$ 4,448
Net margin	55.3%	60.5%	(5.2)%		55.4%	60.6%	(5.2)%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$ 3,388	$ 17,189	$ (13,801)		$ 3,388	$ 17,189	$ (13,801)
Fund II	133	2,523	(2,390)		38	757	(719)
Unconsolidated joint ventures	-	-	-		862	7,498	(6,636)
Total sold properties GAAP revenue	3,521	19,712	(16,191)		4,288	25,444	(21,156)
Expenses
Wholly-owned properties	777	7,998	(7,221)		777	7,998	(7,221)
Fund II	69	1,364	(1,295)		21	408	(387)
Unconsolidated joint ventures	-	-	-		394	3,125	(2,731)
Total sold properties GAAP expenses	846	9,362	(8,516)		1,192	11,531	(10,339)
NOI	$ 2,675	$ 10,350	$ (7,675)		$ 3,096	$ 13,913	$ (10,817)

Total portfolio
Revenues
Wholly-owned properties	$ 94,425	$ 96,360	$ (1,935)		$ 94,425	$ 96,360	$ (1,935)
Fund II	16,149	18,343	(2,194)		4,238	4,899	(661)
Unconsolidated joint ventures	-	-	-		1,702	8,338	(6,636)
Total revenues	$ 110,574	$ 114,703	$ (4,129)		$ 100,365	$ 109,597	$ (9,232)

Expenses
Wholly-owned properties	37,441	38,751	(1,310)		37,441	38,751	(1,310)
Fund II	6,156	6,903	(747)		1,608	1,828	(220)
Unconsolidated joint ventures	-	-	-		396	3,125	(2,729)
Total expenses	$ 43,597	$ 45,654	$ (2,057)		$ 39,445	$ 43,704	$ (4,259)

NOI	$ 66,977	$ 69,049	$ (2,072)		$ 60,920	$ 65,893	$ (4,973)
Net margin	60.6%	60.2%			60.7%	60.1%

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME (Continued) THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 (In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2015	2014	Change	Change	2015	2014	Change	Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 92,170	$ 88,729	$ 3,441	3.9%	$ 81,194	$ 77,891	$ 3,303	4.2%
Non-recurring lease termination fee income	-	(349)	349	*N/M	-	(349)	349	*N/M
Recurring same-store revenue	92,170	88,380	3,790	4.3%	81,194	77,542	3,652	4.7%
Total same-store expenses	36,100	33,819	2,281	6.7%	31,613	29,706	1,907	6.4%
Recurring NOI - GAAP	$ 56,070	$ 54,561	$ 1,509	2.8%	$ 49,581	$ 47,836	$ 1,745	3.6%
Recurring net margin - GAAP	60.8%	61.7%	(0.9)%		61.1%	61.7%	(0.6)%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 92,170	$ 88,729	$ 3,441	3.9%	$ 81,194	$ 77,891	$ 3,303	4.2%
Amortization of below market leases, net	(3,892)	(1,958)	(1,934)	98.8%	(4,102)	(2,159)	(1,943)	90.0%
Straight-line rents	(5,868)	(6,800)	932	(13.7)%	(5,818)	(6,736)	918	(13.6)%
Total same-store cash revenue	82,410	79,971	2,439	3.0%	71,274	68,996	2,278	3.3%
Total same-store expenses	36,100	33,819	2,281	6.7%	31,613	29,706	1,907	6.4%
NOI - cash	$ 46,310	$ 46,152	$ 158	0.3%	$ 39,661	$ 39,290	$ 371	0.9%
Net margin - cash	56.2%	57.7%	(1.5)%		55.6%	56.9%	(1.3)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 82,410	$ 79,971	$ 2,439	3.0%	$ 71,274	$ 68,996	$ 2,278	3.3%
Non-recurring lease termination fee income	-	(349)	349	*N/M	-	(349)	349	*N/M
Recurring same-store cash revenue	82,410	79,622	2,788	3.5%	71,274	68,647	2,627	3.8%
Total same-store expenses	36,100	33,819	2,281	6.7%	31,613	29,706	1,907	6.4%
Recurring NOI - cash	$ 46,310	$ 45,803	$ 507	1.1%	$ 39,661	$ 38,941	$ 720	1.8%
Recurring net margin - cash	56.2%	57.5%	(1.3)%		55.6%	56.7%	(1.1)%

*N/M - Not Meaningful

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2015	2014	Change	Change	2015	2014	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 215,814	$ 204,108	$ 11,706	5.7%	$ 215,814	$ 204,108	$ 11,706	5.7%
Fund II	47,292	46,457	835	1.8%	12,357	12,116	241	2.0%
Unconsolidated joint ventures	-	-	-	-	2,519	2,519	-	-
Total same-store GAAP revenue	263,106	250,565	12,541	5.0%	230,690	218,743	11,947	5.5%
Expenses
Wholly-owned properties	80,328	77,183	3,145	4.1%	80,328	77,183	3,145	4.1%
Fund II	17,062	16,362	700	4.3%	4,356	4,146	210	5.1%
Unconsolidated joint ventures	-	-	-	-	2	-	2	*N/M
Total same-store GAAP expenses	97,390	93,545	3,845	4.1%	84,686	81,329	3,357	4.1%
NOI - GAAP	$ 165,716	$ 157,020	$ 8,696	5.5%	$ 146,004	$ 137,414	$ 8,590	6.3%
Net margin - GAAP	63.0%	62.7%	0.3%		63.3%	62.8%	0.5%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$ 49,355	$ 21,075	$ 28,280		$ 49,355	$ 21,075	$ 28,280
Fund II	-	-	-		-	-	-
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP revenue	49,355	21,075	28,280		49,355	21,075	28,280
Expenses
Wholly-owned properties	21,474	8,548	12,926		21,474	8,548	12,926
Fund II	111	65	46		78	39	39
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP expenses	21,585	8,613	12,972		21,552	8,587	12,965
NOI	$ 27,770	$ 12,462	$ 15,308		$ 27,803	$ 12,488	$ 15,315
Net margin	56.3%	59.1%	(2.8)%		56.3%	59.3%	(3.0)%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$ 25,421	$ 50,434	$ (25,013)		$ 25,421	$ 50,434	$ (25,013)
Fund II	3,859	7,754	(3,895)		1,158	2,326	(1,168)
Unconsolidated joint ventures	-	-	-		2,527	21,082	(18,555)
Total sold properties GAAP revenue	29,280	58,188	(28,908)		29,106	73,842	(44,736)
Expenses
Wholly-owned properties	11,542	24,236	(12,694)		11,542	24,236	(12,694)
Fund II	1,654	3,723	(2,069)		496	1,133	(637)
Unconsolidated joint ventures	-	-	-		1,498	8,696	(7,198)
Total sold properties GAAP expenses	13,196	27,959	(14,763)		13,536	34,065	(20,529)
NOI	$ 16,084	$ 30,229	$ (14,145)		$ 15,570	$ 39,777	$ (24,207)

Total portfolio
Revenues
Wholly-owned properties	$ 290,590	$ 275,617	$ 14,973		$ 290,590	$ 275,617	$ 14,973
Fund II	51,151	54,211	(3,060)		13,515	14,442	(927)
Unconsolidated joint ventures	-	-	-		5,046	23,601	(18,555)
Total revenues	$ 341,741	$ 329,828	$ 11,913		$ 309,151	$ 313,660	$ (4,509)

Expenses
Wholly-owned properties	113,344	109,967	3,377		113,344	109,967	3,377
Fund II	18,827	20,150	(1,323)		4,930	5,318	(388)
Unconsolidated joint ventures	-	-	-		1,500	8,696	(7,196)
Total expenses	$ 132,171	$ 130,117	$ 2,054		$ 119,774	$ 123,981	$ (4,207)

NOI	$ 209,570	$ 199,711	$ 9,859		$ 189,377	$ 189,679	$ (302)
Net margin	61.3%	60.6%			61.3%	60.5%

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME (Continued) NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 (In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2015	2014	Change	Change	2015	2014	Change	Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 263,106	$ 250,565	$ 12,541	5.0%	$ 230,690	$ 218,743	$ 11,947	5.5%
Non-recurring lease termination fee income	(822)	(585)	(237)	40.5%	(822)	(585)	(237)	40.5%
Recurring same-store revenue	262,284	249,980	12,304	4.9%	229,868	218,158	11,710	5.4%
Total same-store expenses	97,390	93,545	3,845	4.1%	84,686	81,329	3,357	4.1%
Recurring NOI - GAAP	$ 164,894	$ 156,435	$ 8,459	5.4%	$ 145,182	$ 136,829	$ 8,353	6.1%
Recurring net margin - GAAP	62.9%	62.6%	0.3%		63.2%	62.7%	0.5%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 263,106	$ 250,565	$ 12,541	5.0%	$ 230,690	$ 218,743	$ 11,947	5.5%
Amortization of below market leases, net	(12,860)	(6,002)	(6,858)	*N/M	(13,474)	(6,649)	(6,825)	*N/M
Straight-line rents	(16,679)	(15,493)	(1,186)	7.7%	(17,027)	(14,789)	(2,238)	15.1%
Total same-store cash revenue	233,567	229,070	4,497	2.0%	200,189	197,305	2,884	1.5%
Total same-store expenses	97,390	93,545	3,845	4.1%	84,686	81,329	3,357	4.1%
NOI - cash	$ 136,177	$ 135,525	$ 652	0.5%	$ 115,503	$ 115,976	$ (473)	(0.4)%
Net margin - cash	58.3%	59.2%	(0.9)%		57.7%	58.8%	(1.1)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 233,567	$ 229,070	$ 4,497	2.0%	$ 200,189	$ 197,305	$ 2,884	1.5%
Non-recurring lease termination fee income	(822)	(585)	(237)	40.5%	(822)	(585)	(237)	40.5%
Recurring same-store cash revenue	232,745	228,485	4,260	1.9%	199,367	196,720	2,647	1.3%
Total same-store expenses	97,390	93,545	3,845	4.1%	84,686	81,329	3,357	4.1%
Recurring NOI - cash	$ 135,355	$ 134,940	$ 415	0.3%	$ 114,681	$ 115,391	$ (710)	(0.6)%
Recurring net margin - cash	58.2%	59.1%	(0.9)%		57.5%	58.7%	(1.2)%

*N/M - Not Meaningful